SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): July 30, 1999


                               Interactive Magic, Inc.
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             (Exact name of registrant as specified in its charter)


                                 North Carolina
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                (State or other jurisdiction of incorporation)


             0-29750                                      56-2092059
- ----------------------------------             ---------------------------------
    (Commission file Number)                       (IRS Employer ID Number)


215 Southport Drive, Suite 1000, Morrisville, North Carolina          27560
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code   919-461-0722
                                                     ---------------------------


                                       NA
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        (Former name or former address, if changed since last report)

Item 5.  Other Events.
         -------------

      On July 30, 1999, the Registrant issued a press release stating as follows:

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--July 30, 1999--Interactive Magic, Inc. (Nasdaq: IMGK - news), now operating under the name iEntertainment Network, has requested a hearing and is scheduled to appear before a Nasdaq panel to review Nasdaq's recent decision to deny the Company's request for continued listing on the Nasdaq National Market. Nasdaq had notified the Company that the Company was not in compliance with the net tangible asset requirement for continued listing on the Nasdaq National Market, which requires minimum net tangible assets of $4 million for all listed companies. The Company has submitted a plan to Nasdaq setting forth the manner in which it intends to achieve and sustain compliance with all listing requirements.

One step in the plan was taken when, on June 30, 1999, the Company sold its CD-ROM operations. However, Nasdaq determined that the Company's plan did not provide sufficient evidence of its ability to achieve and sustain compliance with Nasdaq's listing requirements. The Company is in the process of supplementing its compliance plan in preparation for the hearing. The Company believes that iEntertainment Network will be able to comply with Nasdaq listing requirements after implementation of the revised plan. The company cautioned, however, that there can be no assurance that the Nasdaq will not delist the Company prior to implementation of the new plan or that the Company will be able to implement all aspects of the plan.

If this revised plan is denied or a temporary exception is not granted, it is expected that Interactive Magic's common stock would be delisted from the Nasdaq National Market at or following the hearing. If this occurs, the Company intends to apply for listing on the Nasdaq SmallCap Market. If the Company does not qualify for listing on the Nasdaq SmallCap Market, it is likely that quotes for its shares would be available on the OTC Bulletin Board.

                                   SIGNATURES
                                   ----------


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INTERACTIVE MAGIC, INC.



Date: August 3  , 1999              /s/ Michael W. Oliver
              --                    ------------------------
                                    Michael W. Oliver,
                                    Chief Financial Officer